                                  EXHIBIT 11

                            Integrity Incorporated
                  Statement of Computation of Per Share Loss



                                                     Year Ended
                                                  December 31, 1996
                                                  -----------------
Loss before extraordinary item                              $(3,459)

Assumed interest reduction (1)                                   65
                                                  -----------------
Adjusted loss before extraordinary item                     $(3,394)
                                                  =================
Weighted average number of shares outstanding
during the period                                             5,514

Net additional shares issuable (2)                               70
                                                  -----------------
Adjusted shares outstanding                                   5,584
                                                  =================
Loss per share before extraordinary item                    $ (0.61)
                                                  =================
Net loss applicable to common stock                         $(3,707)

Assumed interest reduction (1)                                   65
                                                  -----------------
Adjusted loss applicable to common stock                    $(3,642)
                                                  =================
Weighted average number of shares outstanding
during the period                                             5,514

Net additional shares issuable (2)                               70
                                                  -----------------
Adjusted shares outstanding                                   5,584
                                                  =================
Loss per share before extraordinary item                     $(0.65)
                                                  =================


(1) Amount derived as 9.75% interest rate, multiplied by amount of debt assumed to be repaid (i.e. $665,000) at the beginning of fiscal 1996 under the modified treasury stock method.

(2) Weighted average number of options and warrants outstanding at December 31, 1996 less the 20% limitation on assumed repurchase.



This calculation is submitted in accordance with the rules and regulations of the Securities and Exchange Commission. Under generally accepted accounting principles this presentation would not be made because the effect is antidilutive.